United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2016

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BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))
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Item 1.01    Entry into a Material Definitive Agreement

On March 22, 2016, BNC Bancorp (the “Company”) and Southcoast Financial Corporation (“Southcoast”) entered into a mutual waivers agreement (the “Agreement”) with respect to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and between the Company and Southcoast. Pursuant to the Agreement, BNC and Southcoast have each waived until August 1, 2016 their right in the Merger Agreement to terminate the Merger Agreement due to the failure of the merger to have been consummated by March 31, 2016. No other changes to the Merger Agreement were made.

The merger has been unanimously approved by the boards of directors of both companies and by the shareholders of Southcoast. The transaction remains subject to required regulatory approvals and the satisfaction of other customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1 – Mutual Waivers, dated March 22, 2016, by and between BNC Bancorp and Southcoast Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2016

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Senior Executive Vice President
& Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Mutual Waivers, dated March 22, 2016, by and between BNC Bancorp and Southcoast Financial Corporation

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